Exhibit 5.2

CFN Lawyers LLC New York: 418 Broadway #4607, Albany, NY 12207, USA Missouri: 301 Sovereign Ct, Ste 119D, Ballwin, MO 63011, USA Main +1 (646) 386 8128 Email cfn@cfnllc.us

July 14, 2026

Baosheng Media Group Holdings Limited

East Floor 5, Building No. 8, Xishanhui

Shijingshan District, Beijing 100041

People’s Republic of China

Re: Baosheng Media Group Holdings Limited — Registration Statement on Form F-3 (File No. 333-273720)

Ladies and Gentlemen:

We are acting as United States counsel to Baosheng Media Group Holdings Limited, a company established under the laws of the Cayman Islands (the “Company”), in connection with the Company’s shelf registration statement on Form F-3 (File Number 333-273720), including the base prospectus contained therein (the “Registration Statement”), which was initially filed with the United States Securities and Exchange Commission (the “Commission”) on August 4, 2023 and was declared effective by the Commission on September 26, 2023, and as supplemented by the prospectus supplement (the “Prospectus Supplement”), dated July 13, 2026, filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale of (i) up to US$30,000,000 of ordinary shares, par value US$0.0096 each, of the Company (the “Ordinary Shares”) that the Company may sell to High West Partners LLC (the “Investor”) from time to time pursuant to a Securities Purchase Agreement, dated July 10, 2026 (the “Purchase Agreement”), by and between the Company and the Investor, and (ii) an additional US$300,000 of Ordinary Shares issuable to the Investor as commitment shares under the Purchase Agreement (together, the “Shares”).

In connection with this opinion, we have examined the following documents:

1.	a copy of the Registration Statement,

2.	a copy of the Prospectus Supplement,

3.	a copy of the Purchase Agreement,

4.	a copy of the Registration Rights Agreement, dated July 10, 2026, by and between the Company and the Investor (the “Registration Rights Agreement”),

5.	a copy of the written resolutions of the board of directors of the Company dated July 13, 2026,

6.	a copy of the opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Company, dated July 14, 2026 (the “Cayman Opinion”), furnished as Exhibit 5.1 to the Company’s report on Form 6-K to which this opinion is also furnished as an exhibit (the “Form 6-K”), and

7.	such other documents and corporate records as we have deemed necessary or appropriate to enable us to render the opinion below.

For purposes of this opinion, we have not conducted independent investigations and assumed (i) the factual validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, (iii) the legal capacity of all natural persons, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (vi) the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Based upon the foregoing, we are of the opinion that the Registration Statement has become effective under the Securities Act and, based solely upon our review of the Commission’s EDGAR system on the date hereof and in reliance of the representations and statements given by the representatives of the Company, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending by the Commission since the Registration Statement’s effectiveness been declared by the Commission.

For the avoidance of doubt, we express no opinion as to: (a) matters of other jurisdictions such as Cayman Islands law, including but not limited the status of the Company, the due authorization, valid issuance, fully paid and non-assessable status of the Shares, which matters are addressed exclusively in the Cayman Opinion; (b) the Company’s eligibility to use Form F-3, or the amount of securities that may be offered or sold under the Registration Statement, including compliance with General Instruction I.B. of Form F-3, the calculation of the Company’s public float or the affiliate status of any holder of the Company’s securities; (c) the truth, accuracy and completeness of any statement contained in, or omitted from, the Registration Statement, the Prospectus Supplement or any document incorporated by reference therein, and we make no statement in the nature of negative assurance; and (d) the legality, validity, binding effect or enforceability of the Purchase Agreement or the Registration Rights Agreement.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the federal securities laws of the United States to the extent expressly set forth herein. Our opinion is based on these laws as in effect on the date hereof. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that one or more courts may sustain contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and the Prospectus Supplement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Form 6-K and to its incorporation by reference into the Registration Statement and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ CFN Lawyers LLC

CFN Lawyers LLC